EXHIBIT 99.1
First Financial Bancorp Announces Financial Statement Impact of Valuation Adjustment to its FDIC Indemnification Asset

Cincinnati, Ohio - January 22, 2014 - First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced that it expects to recognize a $22.4 million pre-tax non-cash valuation adjustment on its FDIC indemnification asset, which is expected to reduce diluted earnings per share by $0.26 for the fourth quarter 2013. The non-cash valuation adjustment is primarily a result of improvement in future expected cash flows on covered loans, a meaningful decline in loss claims filed with the FDIC, higher reimbursements to the FDIC related to positive asset resolutions in recent periods and the significantly shorter remaining life of the indemnification asset in comparison to the weighted average life of the related covered loans. After the valuation adjustment, the FDIC indemnification asset is expected to total $45.1 million as of December 31, 2013.

The Company also estimates preliminary unaudited earnings for the three months ended December 31, 2013 to be $0.07 per fully diluted share, inclusive of the non-cash valuation adjustment, and approximately $0.30 per share on an operating basis. Further details will be provided in the Company’s upcoming earnings release.

Covered loan balances are expected to total $457.9 million at December 31, 2013, including an estimated $54.1 million remaining discount related to purchase accounting adjustments at acquisition. Covered loans which the Company considers likely to be retained are expected to total $343.8 million at December 31, 2013, while covered loans it considers likely to exit are expected to total $114.0 million. The allowance for loan and lease losses on covered loans is expected to be $18.9 million at December 31, 2013.

In 2009, the Company completed three FDIC-assisted transactions through which it acquired $2.1 billion of loans covered under loss sharing agreements with the FDIC, recognizing a pre-tax bargain purchase gain of $342.5 million and an initial, estimated FDIC indemnification asset of $288.0 million. The terms of the loss sharing agreements provide for FDIC coverage of 80% of losses over a five year period for acquired commercial loans, with three additional years for recovery sharing with the FDIC, and over a ten year period for acquired single family residential mortgage and home equity loans, with no additional recovery sharing.

The accounting and valuation of the FDIC indemnification asset is closely related to the accounting and valuation of the covered loans. Improvement in expected cash flows related to covered loans is driven primarily by their actual or estimated credit performance and is generally reflected in changes in the yield on the loans. There is an opposite effect on the FDIC indemnification asset and those changes in estimated credit performance are reflected by a change in its yield as well. The Company continues to amortize the FDIC indemnification asset over the remaining life of the loss sharing agreements, a significantly shorter period than the remaining life of the covered loans as required by the related accounting guidance, causing a significant increase in the negative yield of the FDIC indemnification asset in the fourth quarter. Also contributing to the valuation adjustment is improvement in the expected credit performance of the commercial covered loan portfolio compared to earlier estimates as criticized and classified covered loan balances have declined substantially and actual credit losses to date have been lower than originally estimated. In addition to this improved credit outlook, the Company has experienced both an increase in recoveries related to covered loans, 80% of which are required to be shared back to the FDIC, as well as a significant decline in loss sharing claims filed with the FDIC over the last two quarters.

Given these factors and the significant negative yield that would have been required to amortize the commercial portion of the FDIC indemnification asset to zero at its expiration date, management concluded during the quarter that the FDIC indemnification asset was impaired. As a result, the Company expects to record a $22.4 million pre-tax non-cash valuation adjustment to reduce the value of the FDIC indemnification asset as of December 31, 2013.

Based on current projections of future expected cash flows related to covered loans and reimbursements from the FDIC, the Company estimates the yield on the FDIC indemnification asset will be approximately -13.1% through the expiration of commercial loss sharing coverage near the end of the third quarter 2014. The estimates of cash flow expectations related to covered loans and the FDIC indemnification asset remain assumption-driven and will continue to be re-assessed on a quarterly basis.

Due to the significant level of assumptions that are incorporated into the cash flow expectations associated with covered loans and the FDIC indemnification asset, the estimated future impact from the improved credit outlook is difficult to measure. However, the Company estimates the combined effect of the improved credit outlook and the lower indemnification asset balance should contribute additional earnings of approximately $0.05 per share in 2014 and result in less volatility in net interest income and the net interest margin.

The estimated results in this release are preliminary and subject to completion of First Financial’s full year and fourth quarter 2013 financial statements in conjunction with the Company’s upcoming earnings release. First Financial’s audited financial statements will be included in its 2013 Form 10-K to be filed with the SEC in February 2014.

First Financial will report its fourth quarter and full year 2013 financial results on January 30, 2014 as previously announced.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of September 30, 2013, the Company had $6.3 billion in assets, $3.9 billion in loans, $4.7 billion in deposits and $692 million in shareholders’ equity. The Company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its four lines of business: commercial, consumer, wealth management and mortgage. The commercial, consumer and mortgage units provide traditional banking services to business and retail clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.6 billion in assets under management as of September 30, 2013. The Company’s strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 110 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Forward-Looking Statement
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to: economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); management’s ability to effectively execute its business plan; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies, including the recently announced proposed acquisitions of The First Bexley Bank and Insight Bank; the Company’s ability to comply with the terms of loss sharing agreements with the FDIC; the effect of changes in accounting policies and practices; and the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as well as its other filings with the SEC, for a more detailed discussion of these risks, uncertainties and other factors that could cause actual results to differ from those discussed in the forward-looking statements. Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

Contact Information
Investors/Analysts                    Media
Kenneth Lovik                        Jenny Keighley
Senior Vice President, Investor Relations and        Assistant Vice President, Media Relations Manager
Corporate Development                    (513) 979-5837
(513) 979-5852                        jennifer.keighley@bankatfirst.com
kenneth.lovik@bankatfirst.com